Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated January 28, 2004, with respect to the consolidated financial statements of BOK Financial Corporation incorporated by reference in the annual report (Form 10-K) for the year ended December 31, 2003, in the following registration statements:

o Registration Statement (Form S-8, No. 33-44121) pertaining to the Reoffer Prospectus of the Bank of Oklahoma Master Thrift Plan and Trust Agreement.

o Registration Statement (Form S-8, No. 33-79834) pertaining to the Reoffer Prospectus of the BOK Financial Corporation 1994 Stock Option Plan.

o Registration Statement (Form S-8, No. 33-79836) pertaining to the Reoffer Prospectus of the BOK Financial Corporation Directors' Stock Compensation Plan.

o Registration Statement (Form S-8, No. 333-32649) pertaining to the Reoffer Prospectus of BOK Financial Corporation 1997 Stock Option Plan.

o Registration Statement (Form S-8, No. 333-93957) pertaining to the Reoffer Prospectus of BOK Financial Corporation 2000 Stock Option Plan.

o Registration Statement (Form S-8, No. 333-40280) pertaining to the Reoffer Prospectus of BOK Financial Corporation Thrift Plan for Hourly Employees.

o Registration Statement (Form S-8, No. 333-62578) pertaining to the Reoffer Prospectus of BOK Financial Corporation 2001 Stock Option Plan.

o Registration Statement (Form S-8, No. 333-106530) pertaining to the Reoffer Prospectus of BOK Financial Corporation's 2003 Executive Incentive Plan

o Registration Statement (Form S-8, No, 333-106531) pertaining to the Reoffer Prospectus of BOK Financial Corporation 2003 Stock Option Plan.


Ernst & Young LLP
Tulsa, Oklahoma
March 15, 2004